First Quarter 2024 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO April 22, 2024

2 From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. In particular, forward looking statements include, but are not limited to, statements we make about: (i) the impact of the sale of Truist’s remaining stake in Truist Insurance Holdings on Truist; (ii) a planned evaluation of balance sheet repositioning; (iii) expectations of being positioned for share repurchases in late 2024 and/or future years; (iv) continued delivery of new digital capabilities; (v) Truist’s expected CET1 ratio in future periods; (vi) guidance with respect to financial performance metrics in future periods, including future levels of revenues, adjusted expenses, and net charge-off ratio; (vii) Truist’s effective tax rate in future periods; (viii) Truist’s strategic priorities for 2024; and (ix) projections of preferred dividends in 2024 and subsequent years. This presentation, including any information incorporated by reference in this presentation, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward- looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include: • evolving political, business, economic, and market conditions at local, regional, national, and international levels; • monetary, fiscal, and trade laws or policies, including as a result of actions by governmental agencies, central banks, or supranational authorities; • the legal, regulatory, and supervisory environment, including changes in financial-services legislation, regulation, policies, or government officials or other personnel; • our ability to address heightened scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies; • judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial-services industry; • the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, or disputes to which we are or may be subject and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences; • evolving accounting standards and policies; • the adequacy of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to control lapses or deficiencies in financial reporting, to make appropriate estimates, or to effectively mitigate or manage operational risk; • any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system; • disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations; • our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits; • changes in any of our credit ratings; • our ability to manage any unexpected outflows of uninsured deposits and avoid selling investment securities or other assets at an unfavorable time or at a loss; • negative market perceptions of our investment portfolio or its value; • adverse publicity or other reputational harm to us, our service providers, or our senior officers; • business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households; • our ability to execute on strategic and operational plans, including simplifying our businesses, achieving cost-savings targets and lowering expense growth, accelerating franchise momentum, and improving our capital position; • changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets; • our ability to successfully make and integrate acquisitions and to effect divestitures, including the ability to successfully (i) close the previously announced sale of TIH, (ii) deploy the proceeds from the sale, and (iii) perform our obligations under the transition services arrangements supporting TIH in a cost-effective and efficient manner; • our ability to develop, maintain, and market our products or services or to absorb unanticipated costs or liabilities associated with those products or services; • our ability to innovate, to anticipate the needs of current or future clients, to successfully compete, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures; • our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information; • our ability to appropriately underwrite loans that we originate or purchase and to otherwise manage credit risk, including in connection with commercial and consumer mortgage loans; • our ability to satisfactorily and profitably perform loan servicing and similar obligations; • the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors; • our ability to effectively deal with economic, business, or market slowdowns or disruptions; • the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk; • our ability to keep pace with changes in technology that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property; • our ability to attract, hire, and retain key teammates and to engage in adequate succession planning; • the performance and availability of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations; • our ability to detect, prevent, mitigate, and otherwise manage the risk of fraud or misconduct by internal or external parties; our ability to manage and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction; • natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics; • widespread outages of operational, communication, and other systems; • our ability to maintain appropriate ESG practices, oversight, and disclosures; • policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; and • other assumptions, risks, or uncertainties described in the Risk Factors (Item 1A), Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7), or the Notes to the Consolidated Financial Statements (Item 8) in our Annual Report on Form 10-K or described in any of the Company’s subsequent quarterly or current reports. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures are useful to investors because they provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Net income Available to Common Shareholders and Adjusted Diluted Earnings Per Share - Adjusted net income available to common shareholders and diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Adjusted revenue excludes securities gains (losses), and other selected items. Adjusted noninterest expense excludes amortization of intangible assets, restructuring charges, and other selected items. Truist’s management calculated these measures based on the Company’s continuing operations. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Adjusted Revenue and Expense Before the Impact of Discontinued Operations Accounting - Adjusted revenue excludes other selected items. Adjusted noninterest expense excludes amortization of intangible assets, restructuring charges, and other selected items. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non- GAAP measure that additionally excludes securities gains (losses), restructuring charges, amortization of intangible assets, and other selected items. Truist’s management calculated these measures based on the Company’s continuing operations. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization and impairment charges. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value.

4

Financial Results

1Q24 key takeaways

$ in millions, except per share data

- **Solid first quarter results**
  - Strong investment banking and trading revenue
  - Continued expense discipline
  - Stable NPLs reflecting continued management of problem assets
- **Announced transformational sale of Truist Insurance Holdings (TIH)**
  - Improves relative capital position
  - Enhances liquidity profile
  - Better positions TFC for growth and capital return
- **Focused on execution and improving profitability**
  - Pursuing growth opportunities in core businesses
  - Maintaining expense discipline
  - Planning to evaluate a balance sheet repositioning post closing of TIH, subject to market conditions
  - Positioned to resume share buybacks in late 2024, subject to market conditions and capital planning

	Reported	Adjusted[1]
Net income available from continuing operations	$1,027	$1,084
Per share	$0.76	$0.80
Net income available from discontinued operations	$64	$132
Per share	$0.05	$0.10
Net income available to common shareholders[2]	$1,091	$1,216
Per share[3]	$0.81	$0.90

1 Adjusted metrics exclude selected items; see appendix for non-GAAP reconciliations
2 Net income available to common not adjusted for restructuring charges of $53 million (after-tax)
3 Diluted EPS not adjusted for restructuring charges of $0.04 (after-tax)

TRUIST

6

Client preferences shift toward mobile

Mobile app users[1]

(in millions)


+8%
4.50
4.60
4.72
4.75
4.85
1Q23
2Q23
3Q23
4Q23
1Q24

Digital transactions[2]

(in millions)


+13%
67
71
72
75
76
1Q23
2Q23
3Q23
4Q23
1Q24

Self-service deposits[3]


+500 bps
72%
74%
75%
76%
77%
1Q23
2Q23
3Q23
4Q23
1Q24

Zelle transactions

(in millions)


+40%
20
23
25
27
28
1Q23
2Q23
3Q23
4Q23
1Q24

Frictionless experiences drive client engagement

- Education and digital activation delivered by Truist teammates coupled with client preferences shift transactions to mobile banking and money movement, driving 76 million digital transactions in 1Q24, a 13% increase over 1Q23
- 77% of deposits occurred in self-service channels, creating additional capacity for branch teammates to develop new client relationships and deliver knowledge and care to our clients
- Driving increased client primacy with strong growth in Zelle® adoption; 227K new enrollments, an 11% increase from the previous quarter, with transactions up 40% over 1Q23
- Continue to deliver enhanced self-service capabilities to drive client engagement, including the recent launch of the Zelle® QR code widget that allows users to quickly access their code from their home screen


11:54
Zelle® Tips
Set up a Zelle® QR code widget
Easy access
Add your QR code to your device's home screen for easy scanning.
Receive money
People you share it with can quickly scan to send you money.
Keep your info secure
Use it to receive money without sharing any banking info.
Set up Zelle® QR code widget

TRUIST

1 Active users reflect clients that have logged in using the mobile app over the prior 90 days
2 Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
3 Self-service deposits include incoming Zelle, ATM check deposits, and mobile check deposits (including small business online)

7

1Q24 performance highlights

$ in millions, except per share data

Summary income statement[1]

GAAP / Unadjusted	1Q24	4Q23	1Q23
Revenue	$4,871	$4,940	$5,339
Expense	$2,953	$9,557	$3,015
PPNR	$1,918	$(4,617)	$2,324
Net income available to common from continuing ops	$1,027	$(5,268)	$1,307
Net income available to common from discontinued ops	$64	$101	$103
Net income available to common shareholders	$1,091	$(5,167)	$1,410
Diluted EPS from continuing ops	$0.76	$(3.95)	$0.98
Diluted EPS from discontinued ops	$0.05	$0.08	$0.08
Diluted EPS	$0.81	$(3.87)	$1.05
Net interest margin	2.89%	2.96%	3.17%
Efficiency ratio	61.3%	195.8%	57.0%
CET1 ratio	10.1%	10.1%	9.1%

		Change vs.	
Adjusted[2]	**1Q24**	**4Q23**	**1Q23**
Revenue	$4,871	(1.4)%	(8.8)%
Expense	$2,739	0.7%	(4.2)%
PPNR	$2,132	(4.0)%	(14.0)%
Net income available to common from continuing ops	$1,084	9.2%	(17.1)%
Net income available to common from discontinued ops	$132	30.7%	28.2%
Net income available to common shareholders[3]	$1,216	11.2%	(13.8)%
Diluted EPS from continuing ops[3]	$0.80	8.1%	(18.4)%
Diluted EPS from discontinued ops[3]	$0.10	42.9%	25.0%
Diluted EPS	$0.90	11.1%	(14.3)%
Efficiency ratio	56.2%	120 bps	260 bps

Note: All data points are taxable-equivalent, where applicable
Current quarter regulatory capital information is preliminary
1 Amounts presented represent results from continuing operations unless otherwise noted
2 Adjusted metrics exclude selected items; see appendix for non-GAAP reconciliations
3 These non-GAAP metrics do not adjust for restructuring charges for 2023 periods
4 See appendix for detail

Commentary[1]

Earnings

- First quarter 2024 net income available to common shareholders from continuing operations of $1.0 billion, or $0.76 per share, which included:
  - $75 million ($57 million after-tax), or $0.04 per share special FDIC assessment
  - $51 million ($39 million after-tax) or $0.03 per share due to restructuring charges primarily related to severance and branch closures
- First quarter 2024 net income available to common shareholders from discontinued operations[4] (TIH) of $64 million, or $0.05 per share, which included:
  - $89 million ($68 million after-tax), or $0.05 per share due to the accelerated recognition of TIH equity-based compensation
  - $19 million ($14 million after-tax), or $0.01 per share of restructuring charges
- First quarter 2024 net income available to common shareholders was $1.1 billion, or $0.81 per share, and includes the impact of the special FDIC assessment, restructuring charges, and the accelerated recognition of equity-based compensation

Revenue and expenses

- Revenue decreased 1.4% vs. 4Q23 due to lower net interest income partially offset with higher investment banking and trading income
  - Revenue before the impact of discontinued operations accounting increased 0.2% vs. 4Q23
- Adjusted noninterest expense increased 0.7% vs. 4Q23 due to seasonally higher salary and employee benefit expense
  - Adjusted noninterest expenses before the impact of discontinued operations accounting increased 1.0% vs. 4Q23

TRUIST

8

9 $326 $326 $318 $313 $309 $194 $195 $193 $190 $188 $132 $131 $125 $123 $121 5.81% 6.07% 6.25% 6.36% 6.38% Commercial LHFI Consumer, mortgage, & card LHFI Loans HFI yield (%) 1Q23 2Q23 3Q23 4Q23 1Q24 Average loans and leases HFI $ in billions – Average loans decreased $4.1 billion, or 1.3%, from 4Q23 – Average commercial loans decreased $1.6 billion, or 0.9% driven by a decline in C&I – Average consumer loans decreased $2.4 billion, or 2.0% largely due to a $1.0 billion decline in indirect auto, an approximate $600 million decline in other consumer, and an approximate $600 million decline in mortgage loans 5-quarter trend Vs. linked quarter

10 Average deposits $ in billions $408 $400 $401 $395 $389 $277 $276 $282 $281 $280 $131 $124 $119 $115 $109 1.12% 1.53% 1.84% 1.92% 2.03% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 1Q23 2Q23 3Q23 4Q23 1Q24 Cumulative beta calculations are based on change in average total deposit or interest-bearing deposit cost divided by change in average Fed Funds rate from 4Q21 to 1Q24, respectively May not foot due to rounding – Average deposits decreased $6.3 billion, or 1.6% – Average noninterest-bearing deposits decreased $5.7 billion, or 4.9% – Represented 28% of total deposits vs. 29% in 4Q23 – Average money market and savings deposits decreased $2.8 billion, or 2.0% – Average brokered deposits and negotiable CDs decreased $1.9 billion – Deposit costs increased primarily due to continued mix shift from lower cost deposit accounts – Total cost of deposits was 203 bps, up 11 bps from the prior quarter – Cumulative total deposit beta was 38% in 1Q24 vs. 36% in 4Q23 – Total cost of interest-bearing deposits was 282 bps, up 11 bps from the prior quarter – Cumulative interest-bearing deposit beta was 53% in 1Q24 vs. 51% in 4Q23 Vs. linked quarter 5-quarter trend

11 $3,918 $3,657 $3,592 $3,577 $3,425 3.17% 2.90% 2.93% 2.96% 2.89% Net interest income TE ($ MM) Net interest margin (%) 1Q23 2Q23 3Q23 4Q23 1Q24 – Net interest income decreased 4.2% primarily due to higher funding costs driven by deposit mix shift, lower earning assets, and day count – NIM declined 7 bps to 2.89% – Net interest income decreased 13% as a result of higher funding costs and lower earning assets – NIM declined 28 bps Net interest income and net interest margin Vs. linked quarter5-quarter trend Vs. like quarter $ in millions

12 – Noninterest income increased 1.8% due to higher other, investment banking and trading, and wealth management income, partially offset by lower mortgage banking and service charges on deposits income – Noninterest income increased 6.1% primarily driven by higher investment banking and trading income, partially offset by a decline in lending related fees due to lower leasing-related gains Noninterest income Vs. linked quarter Vs. like quarter Noninterest income 1Q24 4Q23 1Q23 Wealth management income $ 356 $ 346 $ 339 Investment banking and trading income 323 165 261 Service charges on deposits 225 229 250 Card and payment related fees 224 232 230 Mortgage banking income 97 94 142 Lending related fees 96 153 106 Operating lease income 59 60 67 Other income 66 84 26 Total noninterest income $ 1,446 $ 1,363 $ 1,421 $ in millions

Noninterest expense

$ in millions

Noninterest expense

		1Q24		4Q23		1Q23
Personnel expense	$	1,630	$	1,474	$	1,668
Professional fees and outside processing		278		305		287
Software expense		224		223		200
Net occupancy expense		160		159		169
Amortization of intangibles		88		98		100
Equipment expense		88		103		102
Marketing and customer development		56		53		68
Depreciation-property under operating leases		40		42		46
Regulatory costs		152		599		75
Restructuring charges		51		155		56
Goodwill impairment		—		6,078		—
Other expense		186		268		244
Total noninterest expense	**$**	**2,953**	**$**	**9,557**	**$**	**3,015**
Goodwill impairment	$	—	$	6,078	$	—
FDIC special assessment		75		507		—
Restructuring charges		51		155		56
Amortization of intangibles		88		98		100
Adjusted noninterest expense	**$**	**2,739**	**$**	**2,719**	**$**	**2,859**

Vs. linked quarter

- Noninterest expense decreased $6.6 billion due primarily to 4Q23 results including a non-cash goodwill impairment charge of $6.1 billion and an FDIC special assessment of $507 million
  - FDIC special assessment decreased $432 million to $75 million
  - Restructuring charges decreased $104 million primarily due to lower severance expense associated with our cost savings program
- Adjusted noninterest expense increased $20 million, or 0.7%
  - Driven by seasonal increases related to payroll taxes and higher variable incentive compensation offsetting the impact of headcount reductions
- Adjusted noninterest expense before the impact of discontinued operations accounting increased 1.0% vs. 4Q23

Vs. like quarter

- Noninterest expense decreased $62 million
  - Other expense decreased primarily due to lower pension expense and lower operating losses
  - Personnel expense decreased due to lower headcount
- Adjusted noninterest expense decreased $120 million, or 4.2%

Adjusted noninterest expense excludes restructuring charges, amortization, and other items. See appendix for non-GAAP reconciliation.

TRUIST

13

14 $502 $538 $497 $572 $500 1Q23 2Q23 3Q23 4Q23 1Q24 NPLs were relatively stable on a linked-quarter basis Provision decreased on a linked-quarter basis due to lower loan balances and less allowance build ($ in MM) $297 $440 $405 $453 $490 0.37% 0.54% 0.51% 0.57% 0.64% NCO NCO ratio 1Q23 2Q23 3Q23 4Q23 1Q24 NCO ratio increased 7 bps on a linked-quarter basis reflecting continued normalization within the consumer and commercial portfolios ($ in MM) Asset quality 4.5x 9.0x 8.8x Net charge-offs Provision for credit losses Nonperforming loans / LHFI ALLL $4,479 $4,606 $4,693 $4,798 $4,803 ALLL ALLL ratio ALLL / NCO 1Q23 2Q23 3Q23 4Q23 1Q24 ALLL ratio increased 2 bps on a linked-quarter basis ($ in MM) 0.36% 0.47% 0.46% 0.44% 0.45% 1Q23 2Q23 3Q23 4Q23 1Q24 3.7X 2.6X 2.9X 1.37% 1.43% 1.49% 2.7X 1.54% 2.4X 1.56%

Capital

1Q24 capital walk

Pending sale of TIH significantly strengthens Truist's relative capital position vs. peers



10.1%
~0.2%
~(0.2%)
10.1%
~2.3%
4Q23 CET1
Organic capital generation[1]
CECL and FDIC special assessment
1Q24 CET1[2]
Estimated impact of pending TIH sale

Commentary

Pending sale of TIH seizes capital advantage

- Generates 230 bps of CET1 under current Basel III rules and 255 bps under proposed rules
- Increases tangible book value per share by 33%
- Transaction on track to close in 2Q24

Capital deployment opportunities post-closing

- Pursue growth in our consumer and wholesale banking businesses
- Evaluate a potential balance sheet repositioning, subject to market conditions, with a goal of replacing TIH's earnings
- Resume share repurchase activity subject to market conditions, capital planning, and other factors

Positioning for regulatory changes after the sale of TIH

- Well prepared for fully phased-in Basel III capital requirements
- Potential balance sheet repositioning would have no negative impact on tangible book value per share or fully phased in CET1 under proposed Basel III rules
- Expect to meet proposed long-term debt requirements through normal course debt issuance

1 Organic capital generation is retained earnings net of dividend
2 Current quarter regulatory capital information is preliminary

TRUIST

15

16 13.9% 2Q24 and 2024 outlook All data points are taxable-equivalent, where applicable Adjusted expenses exclude amortization of intangibles, restructuring charges, and other selected items Adjusted revenues exclude securities gains (losses) and other selected items See non-GAAP reconciliations in the appendix 1Q24 actuals 2Q24 outlook Revenue (TE) $4.9 Down ~2% – Excludes the impact of interest income earned on the proceeds from the pending sale of TIH – Excludes the impact of a potential balance sheet repositioning Adjusted expenses $2.7 Up ~4% Full year 2023 actuals Full year 2024 outlook Revenue (TE) $20.2 Down ~4%–5% – Excludes the impact of interest income earned on the proceeds from the pending sale of TIH – Excludes the impact of a potential balance sheet repositioning Adjusted expenses $11.4 Flat Net charge-off ratio 50 bps ~65 bps Tax rate ~16% effective; ~19% on FTE basis – Excludes the impact of the gain on the sale of TIH – Excludes the impact of a potential balance sheet repositioning Fu ll ye ar 2 02 4 co m pa re d to fu ll ye ar 2 02 3 2Q 24 co m pa re d to 1 Q 24 Based on continuing operations; $ in billions unless otherwise noted

17 13.9% 2024 strategic priorities Pursuing growth opportunities in our core businesses Maintaining expense discipline and seeking additional efficiencies Evaluating a balance sheet repositioning post closing of TIH, subject to market conditions Resuming share buybacks, subject to market conditions and capital planning Maintaining and strengthening sound risk controls and strong asset quality metrics Enhancing the client experience through T3 (touch + technology = trust)

Appendix

A-19 Multi Tenant 89% Medical 9% Single Tenant 2% Hotel 8% Industrial 17% Office 16% Multifamily 35% Retail 14% Other 10% 9.7% 11.1% 11.3% 11.7% 13.7% 0.41% 1.01% 1.09% 1.05% 0.96% 0.06% 0.49% 1.02% 0.70% 1.30% Criticized & classified ratio NPL ratio NCO ratio 1Q23 2Q23 3Q23 4Q23 1Q24 CRE 9.6% 22% 27% 16% 14% 20% 2024 2025 2026 2027 2028 and beyond Commercial real estate (CRE) spotlight 5-Quarter Total CRE Trends Total LHFI at 3/31/24 ($307B) CRE Office 1.7% CRE Mix Scheduled Office Maturities CRE Represents 9.6% of Total Loans HFI, Including Office at 1.7% NPL% 5.49% LTM NCO ratio 5.24% Loan loss reserves 9.3% WALTV ~65% % in Truist Southeast/ Mid-Atlantic footprint ~76% Office Spotlight All other loans 90.4% CRE information on this slide includes the commercial construction portfolio Gateway markets include: Washington, DC, San Francisco, New York, Chicago, Los Angeles, Boston, and Miami WALTV based on most recent appraisal conducted A-1 Office Portfolio Primarily Composed of Multi Tenant, Non Gateway Properties Within Footprint Gateway 37% Non Gateway 63% Tenant Type Market Type

Consumer and Small Business Banking

Represents performance for Branch and Premier Banking, Consumer Lending, and Small Business Banking

Metrics

Income statement ($ MM)	1Q24	vs. 4Q23	vs. 1Q23
Net interest income	$2,603	$(8.9)	$(87)
Allocated provision for credit losses	303	(56)	33
Noninterest income	494	(23)	(50)
Goodwill impairment	—	(3,361)	—
Noninterest expense ex. goodwill impairment	1,634	(58)	11
Segment net income (loss)	$880	$3,424	$(143)
Balance Sheet ($ B)			
Average loans[1]	$125	$(3.0)	$(13)
Average deposits	212	(2.5)	(7.4)
Other Key Metrics[2]			
Mortgages serviced for others ($ B)	$211	$(2.8)	$(4.2)
Branches	1,930	(71)	(76)

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

Commentary

- Net income of $880 million, compared to a net loss of $2.5 billion in the prior quarter
  - Prior quarter includes $3.4 billion goodwill impairment
- Net interest income of $2.6 billion decreased slightly by $8.9 million, or 0.3% vs. 4Q23, primarily driven by lower average deposit and loan balances along with fewer days in the current quarter, partially offset by higher funding credit on deposits
  - Average loans of $125 billion declined 2.3% vs. 4Q23 primarily driven by lower prime auto and residential mortgage
  - Average deposits of $212 billion declined 1.2% vs. 4Q23 reflecting continued consumer response to higher rates
- Provision for credit losses decreased $56 million, or 16% vs. 4Q23, primarily driven by an ACL release in the current quarter compared to a build in the prior quarter
- Noninterest income of $494 million decreased $23 million, or 4.4% vs. 4Q23, primarily driven by seasonally lower service charges and card and payment related fees
  - Mortgages serviced for others decreased 1.3% vs. 4Q23, primarily driven by higher runoff
- Noninterest expense, excluding goodwill impairment, of $1.6 billion is down 3.4% vs. 4Q23, primarily driven by lower FDIC special assessment in the current quarter
  - Branch count down 3.5% vs. 4Q23 due to branch network optimization

TRUIST

A-2

A-3 Wholesale Banking – Net income of $876 million, compared to a net loss of $2.1 billion in the prior quarter – Prior quarter includes $2.7 billion goodwill impairment – Net interest income of $1.7 billion decreased $49 million, or 2.8%, due to lower average deposit and loan balances, increased deposit costs, and lower earning assets – Average loans of $183 billion decreased $1.1 billion, or 0.6%, driven by lower C&I balances – Average deposits of $142 billion decreased $1.8 billion, or 1.3%, related to seasonality and clients seeking higher yielding alternatives – Provision for credit losses of $198 million decreased $15 million, or 7.0%, primarily due to lower loan balances – Noninterest income of $985 million increased $92 million, or 10%, related to strong investment banking income – Noninterest expense, excluding goodwill impairment, of $1.4 billion decreased $263 million, or 16% from 4Q23 related to the FDIC special assessment decrease of $350 million – Excluding the FDIC assessment expense, noninterest expense of $1.3 billion increased $87 million vs. 4Q23 (1) Excludes loans held for sale Metrics Commentary Income statement ($ MM) 1Q24 vs. 4Q23 vs. 1Q23 Net interest income $1,679 $(49) ($153) Allocated provision for credit losses 198 (15) (37) Noninterest income 985 92 25 Goodwill impairment — (2,717) — Noninterest expense ex. goodwill impairment 1,385 (263) 75 Segment net income (loss) $876 $2,970 $(111) Balance Sheet ($ B) Average loans(1) $183 $(1.1) ($4.9) Average deposits 142 (1.8) (18) Represents performance for Commercial Banking, Corporate and Investment Banking, CRE, Enterprise Payments, and Wealth

A-4 Preferred dividend 2Q24 3Q24 4Q24 1Q25 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $77 $106 $76 $122 Estimates assume forward-looking interest rates as of 3/31/24. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above.

Non-GAAP Reconciliations

Non-GAAP reconciliations

Adjusted Net Income and Diluted EPS

$ in millions, except per share data, shares in thousands

	Quarter Ended				
	March 31 2024	Dec. 31 2023	Sept. 30 2023	June 30 2023	March 31 2023
Net income (loss) available to common shareholders from continuing operations	$ 1,027	$ (5,268)	$ 1,003	$ 1,094	$ 1,307
Goodwill impairment	—	6,078	—	—	—
FDIC special assessment	57	387	—	—	—
Discrete tax benefit	—	(204)	—	—	—
Adjusted net income available to common shareholders from continuing operations[1]	$ 1,084	$ 993	$ 1,003	$ 1,094	$ 1,307
Net Income available to common shareholders from discontinued operations	$ 64	$ 101	$ 68	$ 140	$ 103
Accelerated TIH equity compensation expense	68	—	—	—	—
Adjusted net income available to common shareholders from discontinued operations[1]	$ 132	$ 101	$ 68	$ 140	$ 103
Net income (loss) available to common shareholders	$ 1,091	$ (5,167)	$ 1,071	$ 1,234	$ 1,410
Adjusted net income available to common shareholders[1]	1,216	1,094	1,071	1,234	1,410
Weighted average shares outstanding - diluted (GAAP net income (loss) available to common shareholders)	1,346,904	1,333,703	1,340,574	1,337,307	1,339,480
Weighted average shares outstanding - diluted (adjusted net income available to common shareholders)	1,346,904	1,342,790	1,340,574	1,337,307	1,339,480
Diluted EPS from continuing operations	$ 0.76	$ (3.95)	$ 0.75	$ 0.82	$ 0.98
Diluted EPS from continued operations - adjusted[1]	0.80	0.74	0.75	0.82	0.98
Diluted EPS from discontinuing operations	0.05	0.08	0.05	0.10	0.08
Diluted EPS from discontinued operations - adjusted[1]	0.10	0.07	0.05	0.10	0.08
Diluted EPS	0.81	(3.87)	0.80	0.92	1.05
Diluted EPS - adjusted[1]	0.90	0.81	0.80	0.92	1.05

(1) Adjusted net income available to common shareholders and diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.

TRUIST

A-6

Non-GAAP reconciliations

Revenue and expense before the impact of discontinued operations accounting

($ MM)

	Quarter Ended March 31, 2024				Quarter Ended Dec. 31, 2023			
	Reported	Other[3]	Discontinued operations	Before the impact of discontinued operations accounting	Reported	Other[3]	Discontinued operations	Before the impact of discontinued operations accounting
Net interest income (TE)	$ 3,425	$ 3	$ 24	$ 3,452	$ 3,577	$ 3	$ 21	$ 3,601
Noninterest income	1,446	(28)	897	2,315	1,363	(38)	830	2,155
Revenue[1][2]	**$ 4,871**	**$ (25)**	**$ 921**	**$ 5,767**	**$ 4,940**	**$ (35)**	**$ 851**	**$ 5,756**
Adjusted expense[2]	$ 2,739	$ (25)	$ 703	$ 3,417	$ 2,719	$ (36)	$ 699	$ 3,382
Restructuring charges	51	—	19	70	155	—	28	183
Amortization of intangibles	88	—	21	109	98	—	32	130
Goodwill impairment	—	—	—	—	6,078	—	—	6,078
FDIC special assessment	75	—	—	75	507	—	—	507
Accelerated TIH equity compensation	—	—	89	89	—	—	—	—
Total expense	**$ 2,953**	**$ (25)**	**$ 832**	**$ 3,760**	**$ 9,557**	**$ (36)**	**$ 759**	**$ 10,280**

(1) Revenue is defined as net interest income plus noninterest income.
(2) Adjusted revenue excludes other selected items. Adjusted noninterest expense excludes amortization of intangible assets, restructuring charges, and other selected items. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.
(3) Represents certain intercompany relationships that are grossed up in continuing operations

TRUIST

A-7

Non-GAAP reconciliations

Efficiency ratio from continuing operations

$ in millions

	Quarter Ended				
	March 31 2024	Dec. 31 2023	Sept. 30 2023	June 30 2023	March 31 2023
Efficiency ratio numerator - noninterest expense - GAAP	$ 2,953	$ 9,557	$ 3,060	$ 3,046	$ 3,015
Restructuring charges, net	(51)	(155)	(61)	(48)	(56)
Gain (loss) on early extinguishment of debt	—	—	—	(4)	—
Goodwill impairment	—	(6,078)	—	—	—
Amortization of intangibles	(88)	(98)	(98)	(99)	(100)
FDIC special assessment	(75)	(507)	—	—	—
Efficiency ratio numerator - adjusted noninterest expense[2]	$ 2,739	$ 2,719	$ 2,901	$ 2,895	$ 2,859
Efficiency ratio denominator - revenue[1] - GAAP	$ 4,818	$ 4,882	$ 4,869	$ 4,983	$ 5,288
Taxable equivalent adjustment	53	58	57	54	51
Efficiency ratio denominator - adjusted revenue[1][2]	$ 4,871	$ 4,940	$ 4,926	$ 5,037	$ 5,339
Efficiency ratio - GAAP	61.3 %	195.8 %	62.9 %	61.1 %	57.0 %
Efficiency ratio - adjusted[2]	56.2	55.0	58.9	57.5	53.6

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Adjusted revenue excludes securities gains (losses), and other selected items. Adjusted noninterest expense excludes amortization of intangible assets, restructuring charges, and other selected items. Truist's management calculated these measures based on the Company's continuing operations. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.

TRUIST

A-8

Non-GAAP reconciliations

Pre-provision net revenue

$ in millions

	Quarter Ended				
	March 31 2024	Dec. 31 2023	Sept. 30 2023	June 30 2023	March 31 2023
Net income from continuing operations	$ 1,133	$ (5,191)	$ 1,109	$ 1,169	$ 1,410
Provision for credit losses	500	572	497	538	502
Provision for income taxes	232	(56)	203	230	361
Taxable-equivalent adjustment	53	58	57	54	51
Pre-provision net revenue[(1)]	$ 1,918	$ (4,617)	$ 1,866	$ 1,991	$ 2,324
Restructuring charges, net	51	155	61	48	56
Gain (loss) on early extinguishment of debt	—	—	—	4	—
Goodwill impairment	—	6,078	—	—	—
Amortization of intangibles	88	98	98	99	100
FDIC special assessment	75	507	—	—	—
Pre-provision net revenue - adjusted[(1)]	$ 2,132	$ 2,221	$ 2,025	$ 2,142	$ 2,480

(1) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, amortization of intangible assets, and other selected items. Truist's management calculated these measures based on the Company's continuing operations. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

TRUIST

A-9

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

$ in millions, except per share data, shares in thousands

	As of / Quarter Ended				
	March 31 2024	Dec. 31 2023	Sept. 30 2023	June 30 2023	March 31 2023
Common shareholders' equity	$ 52,148	$ 52,428	$ 55,167	$ 56,853	$ 55,699
Less: Intangible assets, net of deferred taxes (including discontinued operations)	23,198	23,306	29,491	29,628	29,788
Tangible common shareholders' equity[1]	$ 28,950	$ 29,122	$ 25,676	$ 27,225	$ 25,911
Outstanding shares at end of period	1,338,096	1,333,743	1,333,668	1,331,976	1,331,918
Common shareholders' equity per common share	**$ 38.97**	**$ 39.31**	**$ 41.37**	**$ 42.68**	**$ 41.82**
Tangible common shareholders' equity per common share[1]	**21.64**	**21.83**	**19.25**	**20.44**	**19.45**
Net income available to common shareholders	$ 1,091	$ (5,167)	$ 1,071	$ 1,234	$ 1,410
Plus: goodwill impairment	—	6,078	—	—	—
Plus: amortization of intangibles, net of tax (including discontinued operations)	84	99	99	100	104
Tangible net income available to common shareholders[1]	$ 1,175	$ 1,010	$ 1,170	$ 1,334	$ 1,514
Average common shareholders' equity	$ 52,167	$ 56,061	$ 56,472	$ 57,302	$ 55,380
Less: Average intangible assets, net of deferred taxes (including discontinued operations)	23,244	29,377	29,570	29,775	29,889
Average tangible common shareholders' equity[1]	$ 28,923	$ 26,684	$ 26,902	$ 27,527	$ 25,491
Return on average common shareholders' equity	**8.4 %**	**(36.6)%**	**7.5 %**	**8.6 %**	**10.3 %**
Return on average tangible common shareholders' equity[1]	**16.3**	**15.0**	**17.3**	**19.4**	**24.1**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization and impairment charges. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-10

To inspire and build better lives and communities